Exhibit 99.1

BurgerFi Receives Notice from Nasdaq

- BurgerFi Securities to Continue Trading While Company Regains Compliance -

PALM BEACH, FL – April 20, 2021 – BurgerFi International, Inc. (Nasdaq: BFI, BFIIW) (“BurgerFi” or the “Company”), one of the nation’s fastest-growing premium fast-casual concepts and QSR’s 2020 Breakout Brand of the Year known for its better burgers, received a letter from The Nasdaq Stock Market (“Nasdaq”) on April 16, 2021, as a result of not timely filing its Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Form 10-K”).

The letter states that the Company is not in compliance with the filing requirements for continued listing under Nasdaq Listing Rule 5250(c)(1). The Nasdaq letter notes that the Company is required to submit a plan to regain compliance with Nasdaq’s filing requirements within 60 calendar days of the date of the Nasdaq letter, which is June 15, 2021. Upon acceptance of the Company’s compliance plan, Nasdaq is permitted to grant an extension of up to 180 days from the initial due date of the subject filing, which is October 12, 2021, for the Company to regain compliance with Nasdaq’s filing requirements for continued listing. The Company intends to submit a compliance plan within the 60 calendar day period. During the process of regaining compliance with Nasdaq, the Company expects that its common stock and warrants will continue trading on Nasdaq under the symbols “BFI” and “BFIIW,” respectively.

As previously disclosed, in connection with completing its 2020 Form 10-K, the Company continues to review the Division of Corporate Finance’s “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies,” which was issued on April 12, 2021. The release of the staff statement resulted in the Company requiring additional time to ensure proper accounting treatment for warrants in its 2020 financial statements to be included in the 2020 Form 10-K.

About BurgerFi International

Established in 2011, BurgerFi is among the nation’s fastest-growing better burger concepts with approximately 119 BurgerFi restaurants domestically and internationally. The concept is chef-founded and is committed to serving fresh food of transparent quality. BurgerFi uses 100% American angus beef with no steroids, antibiotics, growth hormones, chemicals or additives. BurgerFi’s menu also includes high quality wagyu beef, antibiotic and cage-free chicken offerings, fresh, hand-cut sides and custard shakes and concretes. BurgerFi was named QSR Magazine’s Breakout Brand of 2020, placed in the top 10 on Fast Casual’s Top 100 Movers & Shakers list in 2020, was named “Best Burger Joint” by Consumer Reports and fellow public interest organizations in the 2019 Chain Reaction Study, listed as a “Top Restaurant Brand to Watch” by Nation’s Restaurant News in 2019, included in Inc. Magazine’s Fastest Growing Private Companies List, and ranked on Entrepreneur’s 2017 Franchise 500. To learn more about BurgerFi or to find a full list of locations, please visit www.burgerfi.com. Download the BurgerFi App on iOS or Android devices for rewards and ‘Like’ BurgerFi on Facebook or follow @BurgerFi on Instagram and Twitter. BurgerFi® is a Registered Trademark of BurgerFi IP, LLC, a wholly-owned subsidiary of BurgerFi.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including BurgerFi’s expectations regarding its common stock and warrants continuing to trade on Nasdaq and BurgerFi’s ability submit a plan of compliance timely. You should not place undue reliance on such statements. Among the important factors that could impact such forward-looking statements are BurgerFi’s risk factors listed from time to time in BurgerFi’s Exchange Act reports and other filings with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and BurgerFi undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Investor Relations Contact:

Gateway Investor Relations

Cody Slach or Cody Cree

(949) 574-3860

BFI@gatewayir.com

Company Contact:

BurgerFi International, Inc.

Ashley Spitz, IR@burgerfi.com

Media Relations Contact:

Quinn PR

Laura Neroulias, LNeroulias@quinn.pr